EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

Michael V. Shustek, as Chief Executive Officer of Vestin Mortgage, Inc., the sole Manager of Vestin Fund II, LLC (the “Registrant”), and John W. Alderfer, as Chief Financial Officer of Vestin Mortgage, Inc., hereby certify, pursuant to 18 U.S.C. §1350, that

      (1) the Registrant’s Report on Form 10-Q for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the applicable requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Michael V. Shustek

Michael V. Shustek*
Chief Executive Officer
of Vestin Mortgage, Inc.,
Manager of the Registrant

Dated: February 9, 2005

/s/ John W. Alderfer

John W. Alderfer*
Chief Financial Officer
of Vestin Mortgage, Inc.,
Manager of the Registrant

Dated: February 9, 2005

*	Michael V. Shustek and John W. Alderfer function, respectively, as the equivalent of the Chief Executive Officer and Chief Financial Officer of the Registrant for purposes of 18 U.S.C. Section 1350.